090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller, Secretary of State, State of Nevada	20100898036-67
	Filing Date and Time: 12/01/2010 12:06 PM
	Entity Number: E0738302007-8

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Earth Dragon Resources Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

75,000,000 common shares with a par value of $0.0001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

2,850,000,000 common shares with a par value of $0.0001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The company will issue thirty eight (38) shares of common stock for every one (1) share of common stock issued and outstanding, for a total of 454,480,000 shares of common stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued in connection with the forward split, any fractional shares will be rounded up.

7. Effective date of filing: (optional) December 13, 2010

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X ____________________ Signature of Officer

President
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 3-6-09